Exhibit 10.1.h

AGL RESOURCES INC. 2007 OMNIBUS PERFORMANCE INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT

This Agreement between AGL Resources Inc. (the “Company”) and the Recipient sets forth the terms of a stock appreciation rights (SARs) award granted under the above-named Plan.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Name of Recipient: _________________________________                                                                           SARs No.

Date of Grant: _________________________________                                                                           Number of SARs:

Base Price:  $___________ per share (no less than the Fair Market Value on date of grant)

Benefit:  Upon the exercise of the SAR, the Recipient will receive an amount, payable in shares of our common stock, equal to the difference between the Fair Market Value of one share of our common stock on the date of exercise less the Base Price of the SAR, multiplied by the number of shares covered by the SAR.

Exercisability: The SARs shall first become exercisable as follows:

   Immediately vested and exercisable upon date of grant.

________ percent of SARs vested and exercisable on each anniversary of the date of grant; and

Other:  _______________________________________________________________________________________

Termination of Employment: If you terminate employment by reason of your death, Disability or Retirement, then upon such termination the SARs shall vest and become exercisable with respect to that number of shares originally scheduled to vest and become exercisable within twelve (12) months following such termination.  Any remaining portion of the SARs that was not vested and exercisable upon such termination of employment shall be forfeited as of the date of such termination.

If you terminate employment for any other reason, then any portion of the SARs that was not vested and exercisable immediately before your termination of employment shall be forfeited as of the date of such termination.

Change in Control: Notwithstanding the above, in the event of a Change in Control of the Company, the SARs shall become fully vested and exercisable pursuant to Section 10.2 of the Plan, if (a) they are not assumed or substituted by the Surviving Entity, or (b) they are assumed or substituted by the Surviving Entity, but within two years following the Change in Control your employment is terminated without Cause or you resign for Good Reason.

Term of Exercisability:  Once all or a part of the SARs becomes exercisable, they shall remain exercisable until the earliest of:
The one-year anniversary of your termination of employment due to death, Disability or Retirement

The date of your termination of employment for any reason other than death, Disability or Retirement, or termination by the Company without Cause the date that is sixty (60) days following the date of your termination of employment by the Company without Cause or, if within two years of a Change in Control, your resignation for Good Reason

The date that is [ten (10)] years from the date of grant

Other: _______________________________________________________________________________________

Transferability:                                You may transfer the SARs only by will or by the laws of descent and distribution.

This Agreement is subject to the terms and conditions of the Plan.  You have received a copy of the Plan’s prospectus that includes a copy of the Plan.  By signing this Agreement, you agree to the terms of the Plan and this Agreement, which may be amended only upon a written agreement signed by the Company and you.

This ____ day of __________, 2_______.

AGL RESOURCES INC.                                                                                                RECIPIENT:

By: Melanie M. Platt, Senior Vice President                                                                                                           _________________________________________________